Exhibit 1.2

Execution Version

HIGHLAND HOLDINGS S.À R.L.
OTIS WORLDWIDE CORPORATION

€850,000,000 2.875% NOTES DUE 2027

UNDERWRITING AGREEMENT

November 13, 2024

HSBC Continental Europe
J.P. Morgan Securities plc
Morgan Stanley & Co. International plc
SMBC Bank International plc
BofA Securities Europe SA
Citigroup Global Markets Limited
Goldman Sachs & Co. LLC
Banco Santander, S.A.
Barclays Bank PLC
BNP PARIBAS
Commerzbank Aktiengesellschaft
Deutsche Bank Aktiengesellschaft
Intesa Sanpaolo IMI Securities Corp.
Loop Capital Markets LLC
Société Générale
UniCredit Bank GmbH
Academy Securities, Inc.
ICBC Standard Bank Plc
Westpac Banking Corporation

c/o HSBC Continental Europe
38, avenue Kléber
75116 Paris
France

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

SMBC Bank International plc
100 Liverpool Street
London EC2M 2AT
United Kingdom

Ladies and Gentlemen:

1.          Introductory. Highland Holdings S.à r.l. (the “Issuer”), a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B237108 and an indirect wholly-owned consolidated subsidiary of Otis Worldwide Corporation, a Delaware corporation (the “Parent Guarantor” or the “Company”), agrees with HSBC Continental Europe. J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and SMBC Bank International plc (together, the “Representatives”) and each of the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters €850,000,000 principal amount of its 2.875% Notes due 2027 (the “Notes”), which will be guaranteed by the Parent Guarantor (the “Parent Guarantee”, and together with the Notes, the “Securities”) to be issued under the Indenture, dated November 12, 2021 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 2 with respect to the Notes to be dated on or about November 19, 2024 (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), in each case among the Issuer, the Parent Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). In connection with the issuance of the Securities, the Issuer will enter into a Paying Agency Agreement (the “Agency Agreement”), to be dated on or about November 19, 2024, between the Issuer and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”).

2.          Representations and Warranties of the Issuer and the Company. The Issuer and the Company jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a)         Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Issuer and the Company have filed with the Commission a registration statement on Form S-3 (No. 333-270834), including a related prospectus, covering the registration of the Securities under the Act, which registration statement became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement as of such time that, in any case, has not been superseded or modified. “Registration Statement” without reference to a particular time means the Registration Statement as of the Applicable Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Statutory Prospectus or the Final Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

For purposes of this Agreement:

“430B Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus or prospectus supplement then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 11:30 A.M. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement at such time. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)        Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became or was deemed to have become effective, (B) at the time of each amendment thereto (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Applicable Time and (D) on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will comply in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document (i) based upon written information furnished to the Issuer or the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof, or (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”).

(c)         Automatic Shelf Registration Statement.

(i)           Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Issuer, the Company or any person acting on the Issuer’s behalf or the Company’s behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) at the Applicable Time, each of the Issuer and the Company was a “well known seasoned issuer,” as defined in Rule 405, including not being an “ineligible issuer,” as defined in Rule 405 at such time.

(ii)          Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)         Eligibility to Use Automatic Shelf Registration Form. Neither the Issuer nor the Company has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold in the initial distribution by the Underwriters the Issuer or the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuer or the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representatives of such effectiveness. The Issuer or the Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuer or the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees. The Issuer has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)        Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Issuer, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, neither the Issuer nor the Company was and is an “ineligible issuer,” as defined in Rule 405.

(e)        General Disclosure Package. At the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated November 13, 2024, the base prospectus, dated March 24, 2023 (which, collectively, constitute the most recent Statutory Prospectus distributed to potential investors in the Securities), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Issuer or the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)         Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Issuer or the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, when considered together with the General Disclosure Package, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Issuer or the Company will promptly notify the Representatives and (ii) the Issuer or the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The first sentence of this paragraph (f) does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Issuer or the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)         No Material Adverse Change in Business. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change (nor any development or event which would reasonably be expected to have a prospective material adverse change) in the financial condition, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, other than those set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus.

(h)        Due Organization of the Company and the Issuer. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).The Issuer has been duly incorporated and is validly existing for an unlimited duration as a private limited liability company (société à responsabilité limitée) under the laws of Luxembourg, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, to execute and deliver this Agreement and to issue and deliver the Notes to be sold by the Issuer hereunder as contemplated herein.

(i)         Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly in all material respects the consolidated financial position of Company as of the dates indicated and the consolidated results of the Company’s operations for the periods specified; and such financial statements and the supplemental financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectus have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis.  The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on, or derived from, sources that the Company believes to be reliable and accurate in all material respects.

(j)          Non-GAAP Financial Measures.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act.

(k)        Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents, in all material respects, the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(l)         Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(m)       Cybersecurity. The Company has commercially reasonable controls, policies, procedures and safeguards to maintain and protect its confidential information and the integrity, continuous operation, redundancy and security of its material information technology equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) and data (including personally identifiable or regulated data (“Personal Data”)) used by the Company and each of its subsidiaries.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there have been no breaches or unauthorized uses of the IT Systems or Personal Data and (ii) the Company is presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(n)        Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or, to the knowledge of the Issuer or the Company, affecting the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the ability of the Issuer or the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the knowledge of the Issuer or the Company, threatened.

(o)        Compliance with Government Regulations. The Company and its subsidiaries are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, judicial decisions and orders relating to the conduct or operations of their businesses (collectively, the “Applicable Law”), except for any failure to comply with Applicable Law that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)        Foreign Corrupt Practices Act. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Issuer or the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action (with respect to any agent or affiliate, while acting on behalf of the Company or any of its subsidiaries), directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA in any material respect, and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with the FCPA, and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(q)        Money Laundering Laws. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any analogous regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or the Company, threatened.

(r)         Sanctions. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus (with respect to clauses (i) and (ii) below), neither the Company nor its subsidiaries nor, to the knowledge of the Issuer or the Company, any director, officer, agent, employee or controlled affiliate of the Company (i) is, or is majority owned by, or, where relevant under applicable laws, is controlled by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, the United States Department of State or the Bureau of Industry and Security of the United States Department of Commerce) or, to the extent applicable, the United Nations Security Council, the European Union, a member state of the European Union, the United Kingdom (including His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, or (iii) will, directly or knowingly indirectly, use the proceeds of the offering of the Securities (including by lending, contributing or otherwise making available such proceeds to any subsidiary, joint venture partner or other individual or entity, in each case directly or knowingly indirectly) in any manner that would result in a violation of any Sanctions, or would result in the imposition of Sanctions against, any individual or entity participating in the offering, whether as Underwriter, advisor, investor or otherwise. The Underwriters agree that the representation in this Section 2(r) is provided to (A) each Underwriter domiciled in the European Union only if and to the extent that it does not result in a violation of any provision of the Council Regulation (EC) No. 2271/96 of 22 November 1996, as amended (the “Blocking Regulation”) (or any law or regulation implementing such Blocking Regulation in any member state of the European Union), (B) each Underwriter domiciled in the United Kingdom only if and to the extent that it does not result in a violation of the Blocking Regulation as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 or any similar applicable blocking or anti-boycott law or regulation in the United Kingdom, (C) each Underwriter domiciled in the Federal Republic of Germany only if and to the extent that it does not result in a violation of the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV) or (D) each Underwriter only if and to the extent that it does not result in a violation of any other applicable blocking and/or anti-boycott laws.

(s)         Investment Company Act. Each of the Issuer and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

(u)        Indenture. At the Closing Date, the Indenture will have been duly authorized by the Issuer and the Company and will have been duly qualified under the Trust Indenture Act. The Base Indenture has been duly executed and delivered by the Issuer and the Company and constitutes a valid and legally binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). At the Closing Date, the Supplemental Indenture will have been duly executed and delivered by the Issuer and the Company and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, will constitute a valid and legally binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, subject to the Enforceability Exceptions. At the Closing Date, the Indenture will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(v)        The Notes and the Parent Guarantee. At the Closing Date, the Notes will have been duly authorized by the Issuer; the Notes, when executed by the Issuer, authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Issuer to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions. The Parent Guarantee has been duly authorized by the Parent Guarantor and, when the Notes have been duly executed by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Issuer to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, the Parent Guarantee will constitute a valid and legally binding obligation of the Parent Guarantor entitled to the benefits of the Indenture, enforceable against the Parent Guarantor in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, the Securities will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package, the Final Prospectus and the Indenture.

(w)        Filing. To ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in a legal or administrative proceeding in Luxembourg, it is not necessary that (i) this Agreement be filed or recorded with any governmental or regulatory authority or court, except that Luxembourg courts may require that this Agreement introduced as evidence be translated into French or German and, further, except that registration of this Agreement with the Luxembourg Administration de l’Enregistrement des Domaines et de la TVA may be required in the case that this Agreement is appended to a document requiring mandatory registration, in which case a registration duty (“droit d’enregistrement”) will be payable, or (ii) any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement other than court costs (including, without limitation, filing fees, registration duties and deposits to guarantee judgment required by a court in Luxembourg).

(x)        Paying Agency Agreement. At the Closing Date, the Agency Agreement will have been duly authorized, executed and delivered by the Issuer, and assuming due authorization, execution and delivery thereof by the Paying Agent, will constitute a valid and legally binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

3.          Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.354% of the principal amount thereof, the Notes set forth opposite the name of such Underwriter on Schedule A hereto.

Payment for and delivery of the Securities will be made on November 19, 2024, or at such other time or place on the same or such other date, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”  For purposes of this Agreement, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London, England.

Payment for the Securities shall be made by wire transfer in immediately available funds in Euros to the account specified to the Underwriters by the Issuer against delivery of the Securities in book-entry form through a common depositary for Clearstream Banking S.A. (société anonyme) (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear system, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid by the Company, except to the extent such taxes were imposed due to the failure of an Underwriter, upon the request of the Company, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes. The Global Notes will be made available for inspection by the Underwriters not later than twenty-four hours prior to the Closing Date.

The Settlement Lead Manager (as defined below) acknowledges that the Securities represented by the Global Notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Issuer as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price set forth in this Section 3 into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Securities represented by the Global Notes shall be held to the order of the Issuer as set out above and (ii) the purchase price set forth in this Section 3 received in the Commissionaire Account will be held on behalf of the Issuer until such time as they are transferred to the Issuer’s order. The Settlement Lead Manager undertakes that the purchase price set forth in this Section 3 will be transferred to the Issuer’s order promptly following receipt of such monies in the Commissionaire Account. The Issuer acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Civil Code of Belgium and Luxembourg, as applicable, in respect of the Commissionaire Account.

4.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. The Issuer and the Company acknowledge and agree that each Underwriter may offer and sell Securities to or through any affiliate of such Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the applicable Underwriter as set forth in the Final Prospectus and in accordance with this Agreement and in compliance with applicable law.

5.          Certain Agreements of the Issuer and the Company. The Issuer and the Company agree jointly and severally with each of the several Underwriters that:

(a)         Filing of Prospectuses. The Issuer and the Company have filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the time period prescribed by such Rule.

(b)        Blue Sky Qualifications. The Issuer and the Company will promptly from time to time take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the initial distribution of the Securities; provided that neither the Issuer nor the Company shall be required to qualify as a foreign corporation, file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject, or to make any changes to its certificate of incorporation, by-laws or other organizational documents.

(c)        Filing of Amendments; Response to Commission Requests. The Issuer or the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time; and will make no amendment or supplement which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; and the Issuer or the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Issuer and the Company will use their reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(d)        Furnishing of Prospectuses. The Issuer or the Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request and the Issuer and the Company hereby consent to the use of such copies for purposes permitted by the Act. The Issuer or the Company will pay the expenses of printing and distributing to the Underwriters all such documents. Each Statutory Prospectus and the Final Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.

(e)        Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the General Disclosure Package or the Final Prospectus, as the case may be, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act and the Rules and Regulations, the Issuer or the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(f)         Rule 158. As soon as practicable, but not later than 15 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(g)        Reporting Requirements. For so long as the Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports to the Underwriters.

(h)        Payment of Expenses. The Issuer and the Company will jointly and severally pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the fees, disbursements and expenses of the Company’s and the Issuer’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and, printing and distribution of the Statutory Prospectus, the Final Prospectus and any Issuer Free Writing Prospectuses (and any amendments and supplements thereto) to investors or prospective investors and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or reproducing copies of any Agreement among Underwriters, this Agreement, the Indenture, the Paying Agency Agreement, the Securities, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) filing fees and other expenses relating to filings and clearances with the Financial Industry Regulatory Authority, Inc., (vi) any fees and expenses in connection with approval by Clearstream, Euroclear and the Common Depositary for clearance and settlement, (vii) the fees and expenses of the Trustee and the Paying Agent, any agent of the Trustee and the Paying Agent and the fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture and the Securities and the Paying Agency Agreement; and (viii) all costs and expenses incurred by the Company in connection with any “road show” presentation to potential purchasers of the Securities.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, travel and lodging expenses of any of their representatives (including for any chartered aircraft or other transportation) and any advertising expenses connected with any offers they may make.

(i)         Restriction on Sale of Securities. The Issuer and the Company will not offer, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act, relating to any securities of the Issuer or the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, issuance, pledge, disposition or filing without the prior written consent of the Representatives for a period beginning on the date hereof and ending 30 days after the Closing Date. For the avoidance of doubt, the foregoing sentence shall not apply to the offering, sale and issuance of any United States dollar-denominated notes by the Company, as described in the General Disclosure Package.

(j)         Use of Proceeds. The Issuer and the Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus.

6.          Free Writing Prospectuses.

(a)         Issuer Free Writing Prospectuses. Each of the Issuer and the Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Issuer and the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433 and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)        Term Sheets. The Issuer and the Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Issuer and the Company also consent to the use by any Underwriter of a free writing prospectus that contains only (i)(A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in the final term sheet contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the condition that all representations and warranties of the Issuer and the Company herein are, at and as of the Closing Date, true and correct, the condition that the Issuer and the Company shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         Accountants’ Comfort Letter. (i) The Representatives shall have received, at the request of the Company, letters, in a form reasonably acceptable to the Representatives, dated the date hereof and the Closing Date, of PricewaterhouseCoopers LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b)        Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or the Company, shall be threatened by the Commission.

(c)         No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, except set forth or contemplated by the Registration Statement, the General Disclosure Package or the Final Prospectus, the effect of which is, when viewed in relation to the Company and its subsidiaries taken as a whole, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the terms or in the manner contemplated by this Agreement and each of the General Disclosure Package and the Final Prospectus; or (ii) any downgrading in, or withdrawal of, the rating of any debt securities of the Issuer or the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d)        Opinion of Counsel for Issuer and Company. The Representatives shall have received an opinion letter and negative assurance statement, each dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, counsel for the Issuer and the Company, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively. Such opinion letter and negative assurance statement shall be rendered to the Representatives at the request of the Company and shall so state therein. Each of the Issuer and the Company intends and agrees that Wachtell, Lipton, Rosen & Katz is authorized to rely upon all of the representations made by the Issuer and Company in this Agreement in connection with rendering its opinions pursuant to this subsection.

(e)        Opinion of Luxembourg Counsel for Issuer. The Representatives shall have received an opinion letter, dated the Closing Date, of NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Issuer, substantially to the effect set forth in Exhibit B hereto.

(f)         Opinion of General Counsel of the Company.  The Representatives shall have received an opinion letter, dated the Closing Date, of Nora E. LaFreniere, Executive Vice President & General Counsel of the Company, substantially to the effect set forth in Exhibit C hereto.

(g)        Opinion of Counsel for Underwriters. The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may customarily require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)        Officers’ Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Issuer and the Company in this Agreement are true and correct; each of the Issuer and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and, subsequent to the respective dates of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the financial position, results of operations, business, operations or properties of the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i)         Supplemental Indenture. The Supplemental Indenture shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed, thereof.

(j)         Rating. As of the Closing Date, the Securities shall be rated at investment grade by each of Moody’s Investors Service, Inc. and S&P Global Ratings (a division of S&P Global, Inc.) and the Company shall have delivered to the Representatives a letter dated as of the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

(k)        Eligibility for Clearance and Settlement. The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

The Issuer and the Company will furnish the Representatives with such conformed copies of such certificates, letters and documents as the Representatives reasonably request. The Representatives may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

8.          Indemnification and Contribution.

(a)        Indemnification of Underwriters. The Issuer and the Company will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such indemnified party is a party thereto), whether threatened or commenced, as such expenses are incurred; provided, however, that the Issuer or the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Issuer or the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in subsection (b) below.

(b)        Indemnification of Issuer and Company. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuer and the Company against any losses, claims, damages or liabilities to which the Issuer or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made based upon written information furnished to the Issuer or the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer or the Company in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not the Issuer or the Company is a party thereto), whether threatened or commenced, as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Final Prospectus: (i) the legal and marketing names of the Underwriters on the front and back cover pages of the Final Prospectus and in the table showing the principal amounts of Securities purchased by the Underwriters under the caption “Underwriting (Conflict of Interest),” (ii) the paragraph under the caption “stabilization” on page iii of the Final Prospectus, and (iii) the ninth, tenth, eleventh, twelfth and thirteenth paragraphs, under the caption “Underwriting (Conflict of Interest).”

(c)         Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing thereof.  The omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties, or both, which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation conducted at the request of such indemnifying party) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall have any liability for any settlement of any action effected without its prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party could have sought indemnity hereunder unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company on the one hand and the Underwriters on the other from the offering of the Securities and also the relative fault of the Issuer and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received from the offering by the Issuer and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under subsection (c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Issuer, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Issuer and the Company under this Section 8 shall be in addition to any liability which the Issuer and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, and each Underwriter’s affiliates, directors and officers; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Issuer and the Company and to each person, if any, who controls the Issuer and the Company within the meaning of the Act.

9.          Default of Underwriters

(a)         If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for any of the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Issuer that they have so arranged for the purchase of such Securities, or the Issuer notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Issuer shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Final Prospectus, or in any other documents or arrangements, and the Issuer and the Company agree to prepare promptly any amendments or supplements to the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuer as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuer as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuer or the Company, except for the expenses to be borne by the Issuer, the Company and the Underwriters as provided in Section 5(h) hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.        Termination. This Agreement may be terminated by the Representatives, by notice to the Issuer or the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i)(x) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange and shall not have resumed as of the Closing Date or (y) trading in securities generally on the New York Stock Exchange or Luxembourg Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a general banking moratorium shall have been declared by any U.S. federal, New York, Luxembourg or European Union authorities; (iii) there shall have been any major disruption of settlements of securities, payment, or clearance services in Luxembourg or with respect to the Clearstream or Euroclear systems in Europe; or (iv) there shall have occurred any outbreak or material escalation of hostilities, calamity or crisis, if the effect of any such outbreak, calamity or crisis in this clause (iv) with respect to the financial markets of the United States, the European Union or Luxembourg, in the reasonable judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

11.        Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Company or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Issuer, the Company or any of their representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Issuer and the Company will jointly and severally reimburse the Underwriters for all documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Issuer, the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.        Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted via facsimile and confirmed to the Representatives at: HSBC Continental Europe, 38, avenue Kléber, 75116 Paris, France, Attention: DAJ Global Banking, email: transaction.management@hsbcib.com, telephone: +33 1 40 70 70 40; J.P. Morgan Securities plc, Attention: Head of Debt Syndicate; Head of EMEA Capital Markets Group, Legal, 25 Bank Street, Canary Wharf, London, United Kingdom E14 5JP, email: emea_syndicate@jpmorgan.com; Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, telephone: +44 20 7677 4799, fax: +44 20 7056 4984, Attention: Head of Transaction Management Group, Global Capital Markets; or SMBC Bank International plc, 100 Liverpool Street, London EC2M 2AT, United Kingdom, telephone: + 44 (0)20 4507 1000, email: GBLOSecuritiesLegal@gb.smbcgroup.com, Attention: Securities Legal; or, if sent to the Issuer or the Company, will be mailed, delivered or transmitted via email and confirmed to it at Otis Worldwide Corporation, email: corpsecretary@otis.com and Imelda.Suit@otis.com; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or transmitted via facsimile and confirmed to such Underwriter.

13.        USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), certain of the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer and the Company, which information may include the name and address of their respective clients, as well as other information that will allow such Underwriters to properly identify their respective clients.

14.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.        Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

16.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by “.pdf” electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

17.        Tax Matters. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons the “tax treatment” and “tax structure” (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.

18.        Absence of Fiduciary Relationship. Each of the Issuer and the Company acknowledges and agrees that:

(a)        No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Issuer and the Company on the one hand and the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Issuer or the Company on other matters;

(b)        Arm’s Length Negotiations. The price of the Securities set forth in this Agreement was established by the Issuer and the Company following discussions and arm’s-length negotiations with the Representatives and the Issuer and the Company are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)        Absence of Obligation to Disclose. The Issuer and the Company have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Issuer and the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)        Waiver. Each of the Issuer and the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Issuer and the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer and the Company, including stockholders, employees or creditors of the Issuer and the Company.

19.        Applicable Law; Submission to Jurisdiction; and Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The choice of laws of the State of New York as the governing law of this Agreement pursuant to this Section 19 is a valid choice of law under the laws of Luxembourg subject to legal reservation.

The Issuer hereby irrevocably appoints Elise Konover, the Issuer’s Corporate Secretary, with offices at Otis Worldwide Corporation, One Carrier Place, Farmington, Connecticut 06032, as its agent for service of process in any suit or proceeding described in the preceding paragraph and agrees that service of process in any such suit or proceeding may be made upon it at the office of such agent. The Issuer waives, to the full extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Issuer represents and warrants that such agent has agreed to act as its agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20.        Trial by Jury.  The Issuer and the Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.        ICMA. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives and references to “Settlement Lead Manager” shall be deemed to refer to J.P. Morgan Securities plc. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement. Notwithstanding anything contained in the ICMA Agreement Among Managers Version 1/New York Schedule, each Underwriter hereby agrees that the Settlement Lead Manager may allocate such Underwriter’s pro rata share of expenses contemplated by Section 5(h) above to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

22.        Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuer and the Company with respect to any sum due from either of them to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Issuer and the Company jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

23.        Contractual Recognition of UK Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, SMBC Bank International plc, Citigroup Global Markets Limited, Barclays Bank PLC, Société Générale and ICBC Standard Bank Plc (the “UK Underwriters”), on the one hand, and any other Underwriter, the Issuer and/or the Company, on the other, each of the Underwriters, the Issuer and the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)        the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Underwriter to the other Underwriters, the Issuer and the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of a UK Underwriter or another person, and the issue to or conferral on the other Underwriters, the Issuer and the Company of such shares, securities or obligations;

(iii)          the cancellation of the UK Bail-in Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)        the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(c)         For purposes of this Section 23:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

24.        Contractual Recognition of EU Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between HSBC Continental Europe, BofA Securities Europe SA, Banco Santander, S.A., BNP PARIBAS, Commerzbank Aktiengesellschaft, Deutsche Bank Aktiengesellschaft, Société Générale and UniCredit Bank GmbH (the “EU Underwriters”), on the one hand, and any other Underwriter, the Issuer and/or the Company, on the other, each of the Underwriters, the Issuer and the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)        the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any EU Underwriter to the other Underwriters, the Issuer and the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any Underwriter or another person, and the issue to or conferral on the other Underwriters, the Issuer and the Company of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)        the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)        For purposes of this Section 24:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of 15 May 2014, as amended, establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter.

25.        Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c)        As used in this Section 25:

(i)           BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following:

(A)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)         “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)         “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26.       UK MiFIR Product Governance. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and SMBC Bank International plc (the “UK Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the United Kingdom MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the final term sheet and the Final Prospectus relating to the Securities; and the Issuer, the Company, HSBC Continental Europe, BofA Securities Europe SA, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Banco Santander, S.A., Barclays Bank PLC, BNP PARIBAS, Commerzbank Aktiengesellschaft, Deutsche Bank Aktiengesellschaft, Intesa Sanpaolo IMI Securities Corp., Loop Capital Markets LLC, Société Générale, UniCredit Bank GmbH, Academy Securities, Inc., ICBC Standard Bank Plc and Westpac Banking Corporation note the application of the United Kingdom MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the final term sheet and the Final Prospectus relating to the Securities.

27.       MiFID II Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under Commission Delegated Directive (EU) 2017/593 of 7 April 2016 (the “MiFID II Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the MiFID II Product Governance Rules, HSBC Continental Europe (the “EEA Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the MiFID II Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the final term sheet and the Final Prospectus in connection with the Securities; and the Issuer, the Company, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, SMBC Bank International plc, BofA Securities Europe SA, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Banco Santander, S.A., Barclays Bank PLC, BNP PARIBAS, Commerzbank Aktiengesellschaft, Deutsche Bank Aktiengesellschaft, Intesa Sanpaolo IMI Securities Corp., Loop Capital Markets LLC, Société Générale, UniCredit Bank GmbH, Academy Securities, Inc., ICBC Standard Bank Plc and Westpac Banking Corporation and note the application of the MiFID II Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EEA Manufacturer and the related information set out in the final term sheet and the Final Prospectus in connection with the Securities.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Issuer and the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HIGHLAND HOLDINGS S.À R.L.

By:	/s/ Bradley Thompson
Name: Bradley Thompson
Title: Class A Manager, Chief Executive Officer

OTIS WORLDWIDE CORPORATION

By:	/s/ Imelda Suit
Name: Imelda Suit
Title: Senior Vice President, Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[Signature Pages Follow]

HSBC CONTINENTAL EUROPE

By:	/s/ Alexandre Logatchev
Name: Alexandre Logatchev
Title: Mandataire General/General Proxy

By:	/s/ Jerome Pellet
Name:	Jerome Pellet
Title:	Managing Director Debt Capital Markets

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

SMBC BANK INTERNATIONAL PLC

By:	/s/ Marko Milos
Name: Marko Milos
Title: Authorised Signatory

BOFA SECURITIES EUROPE SA

By:	/s/ Pierre Brette
Name: Pierre Brette
Title: Managing Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Will Robertson
Name: Will Robertson
Title: Delegated Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ Iva Vukina
Name: Iva Vukina
Title: Managing Director

BANCO SANTANDER, S.A.

By:	/s/ Matthias d'Haene
Name: Matthias d'Haene
Title: DCM Executive Director

By:	/s/ Alexis Rohr
Name: Alexis Rohr
Title: DCM Associate

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Signatory

BNP PARIBAS

By:	/s/ Luke Thorne
Name: Luke Thorne
Title: Authorised Signatory

By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: Authorised Signatory

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Frank Nguyen
Name: Frank Nguyen
Title: Managing Director

By:	/s/ Andrew Nicola
Name: Andrew Nicola
Title: Managing Director

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ Shamit Saha
Name: Shamit Saha
Title: Director

INTESA SANPAOLO IMI SECURITIES CORP.

By:	/s/ Jon Basagoiti
Name: Jon Basagoiti
Title: Managing Director

LOOP CAPITAL MARKETS LLC

By:	/s/ Omar F. Zaman
Name: Omar F. Zaman
Title: Managing Director & Head of Debt Capital Markets

SOCIÉTÉ GÉNÉRALE

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Head of Debt Capital Markets

UNICREDIT BANK GMBH

By:	/s/ David Quiles
Name: David Quiles
Title: DCM Origination

By:	/s/ Stefan Hohenester
Name: Stefan Hohenester
Title: Managing Director, DCM

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

ICBC STANDARD BANK PLC

By:	/s/ Jin Binliang
Name: Jin Binliang
Title: President

By:	/s/ Robin Stoole
Name: Robin Stoole
Title: Head of Bond Syndicate

WESTPAC BANKING CORPORATION

By:	/s/ Mark van der Griend
Name: Mark van der Griend
Title: Executive Director

SCHEDULE A

Underwriter	Principal Amount of Notes
HSBC Continental Europe	€102,000,000
J.P. Morgan Securities plc	102,000,000
Morgan Stanley & Co. International plc	102,000,000
SMBC Bank International plc	102,000,000
BofA Securities Europe SA	59,500,000
Citigroup Global Markets Limited	59,500,000
Goldman Sachs & Co. LLC	59,500,000
Banco Santander, S.A.	25,500,000
Barclays Bank PLC	25,500,000
BNP PARIBAS	25,500,000
Commerzbank Aktiengesellschaft	25,500,000
Deutsche Bank Aktiengesellschaft	25,500,000
Intesa Sanpaolo IMI Securities Corp.	25,500,000
Loop Capital Markets LLC	25,500,000
Société Générale	25,500,000
UniCredit Bank GmbH	25,500,000
Academy Securities, Inc.	11,334,000
ICBC Standard Bank Plc	11,333,000
Westpac Banking Corporation	11,333,000
Total:	€850,000,000

Schedule A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

Final Term Sheet, dated November 13, 2024, for the Securities, a copy of which is attached hereto as Annex I.

2.	Other Information Included in the General Disclosure Package

None.

Schedule B-2

ANNEX I

Final Term Sheet

Filed Pursuant to Rule 433
Registration Statement No. 333-270834
November 13, 2024

Highland Holdings S.à r.l.

€850,000,000 2.875% Notes due 2027

Issuer:	Highland Holdings S.à r.l.

Guarantor:	Otis Worldwide Corporation

Title of Securities:	2.875% Notes due 2027 (the “Notes”)

Offering Format:	SEC Registered

Trade Date:	November 13, 2024

Settlement Date*:	November 19, 2024 (T+4)

Ratings**:	Moody’s: Baa1; S&P: BBB

Principal Amount:	€850,000,000

Maturity Date:	November 19, 2027

Interest Payment Date:	November 19 of each year, commencing November 19, 2025

If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

Mid-Swap Rate:	2.242%

Spread to Mid-Swap Rate:	+72 basis points

Yield to Maturity:	2.962%

Coupon:	2.875%

Issue Price to Public:	99.754% of the principal amount

Reference Government Security:	0.000% DBR due November 15, 2027

Reference Government Security Price / Yield:	93.960%; 2.098%

Spread to Reference Government Security:	+86.4 basis points

Annex I-1

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Optional Redemption:
At any time, and from time to time, prior to October 19, 2027 (one month prior to the stated maturity) (the “Par Call Date”), the Issuer may redeem the Notes, in whole or in part, at the redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the Remaining Scheduled Payments of the Notes to be redeemed from the redemption date to the Par Call Date discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but excluding, the redemption date.

Change of Control Offer:	101%

Tax Redemption:
The Notes will be redeemable in whole but not in part, at any time at the Issuer’s option in the event of certain developments affecting the tax laws of Luxembourg, the United States or another relevant taxing jurisdiction as described in the preliminary prospectus supplement dated November 13, 2024 (the “Preliminary Prospectus Supplement”).

Denominations:	€100,000 x €1,000

Net Proceeds (before expenses):	€844,509,000

Use of Proceeds:
The Issuer and the Guarantor intend to use the net proceeds of the offering, together with the net proceeds from the Guarantor’s offering of 5.125% notes due 2031 and cash on hand, to fund the repayment at maturity of the Guarantor’s 2.056% notes due 2025, of which $1.3 billion principal amount is currently outstanding. The Issuer and the Guarantor intend to use the remainder of the proceeds, if any, to fund the repayment of certain of the Guarantor’s commercial paper borrowings and for other general corporate purposes.

Joint Book-Running Managers:	HSBC Continental Europe
J.P. Morgan Securities plc
Morgan Stanley & Co. International plc
SMBC Bank International plc
BofA Securities Europe SA
Citigroup Global Markets Limited
Goldman Sachs & Co. LLC

Senior Co-Managers:	Banco Santander, S.A.
Barclays Bank PLC
BNP PARIBAS
Commerzbank Aktiengesellschaft
Deutsche Bank Aktiengesellschaft
Intesa Sanpaolo IMI Securities Corp.

Annex I-2

Loop Capital Markets LLC
Société Générale
UniCredit Bank GmbH

Co-Managers:	Academy Securities, Inc.
ICBC Standard Bank Plc
Westpac Banking Corporation

Paying Agent:	The Bank of New York Mellon, London Branch

Listing:	Application will be made for listing on the New York Stock Exchange on terms described in the Preliminary Prospectus Supplement.

Common Code / ISIN:	293937010 / XS2939370107

*Settlement Period: The closing will occur on November 19, 2024, which will be more than one business day after the date of this pricing term sheet. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in one business day, unless the parties to a trade expressly agree otherwise.

** Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Manufacturer target market (MIFID II product governance / UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail investors in EEA or the United Kingdom, respectively.

The Issuer and the Guarantor have filed a Registration Statement (File No. 333-270834), including a prospectus dated March 24, 2023 and a preliminary prospectus supplement dated November 13, 2024, with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that Registration Statement, the preliminary prospectus supplement for the offering to which this communication relates and other documents the Guarantor has filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling: HSBC Continental Europe at 1-866-811-8049; J.P. Morgan Securities plc toll-free at +44-207-134-2468 (non-U.S. investors) or J.P. Morgan Securities LLC (collect) at (212) 834-4533 (U.S. investors); Morgan Stanley & Co. International plc at 1-866-718-1649; or SMBC Bank International plc at +44-204-507-1000. You are advised to obtain a copy of the prospectus and related prospectus supplement for the offering to which this communication relates and to carefully review the information contained or incorporated by reference therein before making any investment decision.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex I-3